MICROAGE, INC.
                          1995 DIRECTOR INCENTIVE PLAN
                   (Amended and Restated as of April 1, 1998)

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Effective November 1, 1995, MicroAge, Inc., a Delaware corporation, established the "MicroAge, Inc. 1995 Director Incentive Plan" (the "Plan") for the benefit of its Non-employee Directors. The Plan sets forth the terms of grants of Stock Options and Restricted Stock to Non-employee Directors, and such grants are subject to the terms in this Plan.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to encourage ownership in the Company by Non-employee Directors, and to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Non-employee Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its stockholders.

         1.3 EFFECTIVE DATE AND DURATION OF THE PLAN. As noted above, the Plan originally became effective as of November 1, 1995 (the "Original Effective Date"). The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 9 or Section 10.4. However, no Award may be granted under the Plan on or after November 1, 2005.

         1.4 AMENDMENT AND RESTATEMENT OF PLAN. By adoption of this document, but conditioned on the approval of this document by the stockholders of the Company, the Company hereby amends and restates the Plan in its entirety effective as of April 1, 1998 (the "Effective Date"). The changes made by this amended and restated Plan shall not have any impact on any Award made prior to the Effective Date or entitle any Non-employee Director to any additional or supplemental Awards for service as a Non-employee Director prior to the Effective Date, except as required by Sections 6.1 and 7.1.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:

         (a) "Award" means a grant of Non-Qualified Stock Options or Restricted Stock under the Plan.

         (b) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

         (c) "Change of Control" means and includes each of the following:

                  (1) A change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement;
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                  (2) A change of control of the Company  through a  transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Original Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934
         Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (3) The individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board;

                  (4) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                  (5) The stockholders of the Company approve any plan or proposed plan for the liquidation or dissolution of the Company; or

                  (6) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e)  "Committee"  means  the  committee   appointed  by  the  Board  to
administer the Plan.

         (f) "Company" means MicroAge, Inc., a Delaware corporation, or any successors as provided in Section 10.3.

         (g) "Director" means any individual who is a member of the Board of Directors of the Company.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

         (i) "Fair Market Value" means the closing price for Shares on the relevant date as reported on the Nasdaq National Market (or any national securities exchange on which the Shares are then listed), or (if there were no sales on such date) the closing price on the next preceding date for which a closing price was reported.
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         (j) "Grant Date" means (1) with respect to Awards  granted  pursuant to
Section 6.1 and Section 7.1, the Service Commencement Date; (2) with respect to Awards granted pursuant to Sections 6.2 and Section 7.2, November 1, 1998 and each anniversary of that date through and including November 1, 2004; and (3) with respect to Awards granted pursuant to Sections 6.3 and 7.3, the date selected by the Board or the Committee.

         (k) "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise a common-law employee of the Company.

         (l) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, that is not intended to be an incentive stock option qualifying under Code Section 422.

         (m) "Option" means a Non-Qualified Stock Option granted under the Plan.

         (n) "Participant" means a Non-employee Director of the Company who has been granted an Award under the Plan.

         (o) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6.

         (p) "Person" shall have the meaning assigned to it in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (q) "Restricted Stock" means an Award granted to a Non-employee Director pursuant to Article 6.

         (r) "Service Commencement Date" means the first Board meeting at which an individual serves as a Non-employee Director; provided, however, that if such individual's Service Commencement Date is between January 1, 1998 and April 1, 1998, such individual's Service Commencement Date shall be deemed to be April 2, 1998.

         (s) "Shares" means the shares of common stock of the Company.

         2.2 GENDER AND NUMBER. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2.3 SEVERABILITY. If any provision of the Plan is determined to be invalid for any reason, the remaining portion of the Plan shall be construed and enforced as if the invalid provision had not been included.

                            ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.
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         3.2 ADMINISTRATION BY THE COMMITTEE.  The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions.

         3.3 DECISIONS BINDING. The Committee's determinations and decisions under the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4. SHARES SUBJECT TO THE PLAN.

         4.1 NUMBER OF SHARES. The total number of Shares available for grant under the Plan may not exceed 250,000, subject to adjustment as provided in
Section 4.3. The Shares issued as Restricted Stock and the Shares issued pursuant to Options exercised under the Plan may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

         4.2 LAPSED AWARDS. If any Option or Share of Restricted Stock granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option and any such Shares of Restricted Stock again will be available for grant under the Plan.

         4.3 ADJUSTMENTS. The Committee may make or provide for such adjustments inthe (a) number of Shares covered by outstanding Options and Restricted Stock granted hereunder, (b) prices per share applicable to outstanding Options and
(c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4.1 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 4.3. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of the Plan.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non-employee Directors.

         5.2 ACTUAL PARTICIPATION. All new Non-employee Directors will receive a grant of Restricted Stock pursuant to Section 6.1 and a grant of Options pursuant to Section 7.1. All Non-employee Directors will receive grants of Restricted Stock pursuant to Section 6.2 and grants of Options pursuant to
Section 7.2. All Non-employee Directors will be eligible to receive grants of Restricted Stock pursuant to Section 6.3 and grants of Options pursuant to
Section 7.3.
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                       ARTICLE 6. RESTRICTED STOCK GRANTS

         6.1 INITIAL GRANT OF RESTRICTED STOCK UPON FIRST BECOMING A NON-EMPLOYEE DIRECTOR. Each individual who first becomes a Non-employee Director on or after January 1, 1998, shall be granted 1,000 shares of Restricted Stock, effective as of the Service Commencement Date. The specific terms of the Restricted Stock grant will be subject to this Article 6 and the Restricted Stock Agreement executed pursuant to Section 6.4.

         6.2 ANNUAL GRANT OF RESTRICTED STOCK. Each individual who is a Non-employee Director on the relevant Grant Date shall be granted 1,000 Shares of Restricted Stock on such Grant Date, through and including the November 1, 2004 Grant Date, subject to the limitation on the number of Shares that may be awarded under the Plan. The specific terms of each annual Restricted Stock grant will be subject to the provisions of this Article 6 and the Restricted Stock Agreement executed pursuant to Section 6.4.

         6.3 DISCRETIONARY GRANT OF RESTRICTED STOCK. The Board and the Committee shall each have the authority to grant Restricted Stock, in addition to that granted under Sections 6.1 and 6.2, in such amounts and at such times as the Board or the Committee determines appropriate. The specific terms of a discretionary Restricted Stock grant made pursuant to this Section 6.3 will be subject to the provisions of this Article 6 and the Restricted Stock Agreement executed pursuant to Section 6.4.

         6.4 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of the Plan.

         6.5 NONTRANSFERABILITY OF RESTRICTED STOCK. The Shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction.

         6.6 PERIOD OF RESTRICTION. Restricted Stock granted at each Grant Date shall be deemed to be a separate grant. Subject to the last paragraph of this
Section 6.6, the Period of Restriction for each grant of Shares of Restricted Stock under this Article 6 shall expire on the later to occur of:

                  (a) the target vesting date determined pursuant to the schedule below; and

                  (b) the date the stock price hurdles with respect to each grant of Restricted Stock are met in accordance with the schedule below, on or after the target vesting date.

--------------------------------------------------------------------------------
 Percentage of Shares in       Target Vesting Date       Stock Price Hurdle
Grant Become Unrestricted                             After Target Vesting Date
--------------------------------------------------------------------------------
        First 34%             First anniversary of    Fair Market Value on the
                                 the Grant Date          Grant Date plus 10%
--------------------------------------------------------------------------------
       Second 33%             Second anniversary of       First stock price
                                 the Grant Date            hurdle plus 10%
--------------------------------------------------------------------------------
        Third 33%             Third anniversary of       Second stock price
                                 the Grant Date            hurdle plus 10%
--------------------------------------------------------------------------------
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         Notwithstanding the foregoing, the number of Shares of Restricted Stock that have satisfied the requirements of paragraphs (a) and (b) above (the "Vested Restricted Stock"), for which the Period of Restriction shall expire shall equal the lesser of the number of such Shares of Vested Restricted Stock or "A," where "A" is determined in accordance with the following formula:

                                 A = B - (2 x C)
                                     -----------
                                          2

For purposes of the foregoing formula: (1) "B" shall equal the total number of Shares (excluding options or warrants to purchase Shares) that the Participant has owned for at least 12 months for which the Periods of Restriction, if applicable, have expired and that are no longer subject to any restrictions under this Plan; and (2) "C" shall equal the number of Shares of Restricted Stock previously granted to Participant under the Plan for which the Periods of Restriction have expired and that are no longer subject to any restrictions under the Plan.

         6.7  CERTIFICATE   LEGEND.  Any  certificate   representing  Shares  of
Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MicroAge, Inc. 1995 Director Incentive Plan, and the corresponding Restricted Stock Agreement. A copy of the Plan and the Restricted Stock Agreement may be obtained from the Secretary of MicroAge, Inc."

         6.8 REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Director after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Director shall be entitled to have the legend required by Section 6.7 removed from his or her Share certificate. All rights with respect to the Restricted Stock granted to a Director under the Plan shall be available during his or her lifetime only to such Director.

         6.9 VOTING RIGHTS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall have voting rights with respect to those Shares.

         6.10 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall be entitled to receive any dividend or other distribution paid with respect to those Shares while they are so held.

         6.11 TERMINATION OF SERVICE ON BOARD. If a Participant's service on the Board terminates for any reason before the end of a Period of Restriction with respect to any grant of Restricted Stock, the Restricted Stock that is subject to a Period of Restriction shall continue to vest in accordance with the schedule set forth in Section 6.6 until the third anniversary of the date upon which a Participant's service on the Board terminates, at which time the Restricted Stock that remains subject to a Period of Restriction shall be forfeited (and will again be available for grant under the Plan).
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                            ARTICLE 7. OPTION GRANTS

         7.1 INITIAL GRANT OF OPTIONS UPON FIRST BECOMING A NON-EMPLOYEE DIRECTOR. Each individual who first becomes a Non-employee Director on or after January 1, 1998, shall be granted an Option to purchase 2,500 Shares, effective as of the Service Commencement Date. The specific terms of the Option will be subject to the provisions of this Article 7 and the Option Agreement executed pursuant to Section 7.5.

         7.2 ANNUAL GRANT OF OPTIONS. Beginning with the November 1, 1998 Grant Date, each individual who is a Non-employee Director on the Grant Date shall be granted an Option to purchase 2,500 Shares on such Grant Date through and including the November 1, 2004 Grant Date, subject to the limitations on the number of Shares that may be awarded under this Plan. The specific terms of each annual Option grant are subject to the provisions of this Article 7 and the Option Agreement executed pursuant to Section 7.5.

         7.3 DISCRETIONARY GRANT OF OPTIONS. The Board and the Committee shall have the authority to grant Options, in addition to those granted under Sections
7.1 and 7.2, in such amounts and at such times as the Board or the Committee determines appropriate. The specific terms of a discretionary Option grant made pursuant to this Section 7.3 will be subject to the provisions of this Article 7 and the Option Agreement executed pursuant to Section 7.5.

         7.4 EXERCISABILITY. Options granted at each Grant Date under this Plan shall be deemed to be a separate grant. The Participant may exercise all or part of each separate Option granted under this Plan on or after the later to occur of:

                  (a) the date each Option grant vests in accordance with the schedule below; and

                  (b) the date the stock price hurdles with respect to each Option grant are met in accordance with the schedule below, on or after the date the Option grant vests.


--------------------------------------------------------------------------------
   Percentage of Shares                Date Option            Stock Price Hurdle
Exercisable in Option Grant            Grant Vests            After Vesting Date
--------------------------------------------------------------------------------
         First 34%                First anniversary of           Option Price
                                     the Grant Date                plus 10%
--------------------------------------------------------------------------------
        Second 33%                Second anniversary of        First stock price
                                     the Grant Date             hurdle plus 10%
--------------------------------------------------------------------------------
         Third 33%                Third anniversary of        Second stock price
                                     the Grant Date             hurdle plus 10%
--------------------------------------------------------------------------------


         Notwithstanding the above, each Option under this Plan will become 100% exercisable on the ninth anniversary of the date such Option is granted, unless such Option expires before such date in accordance with the terms of this Plan. The Option may not be exercised at any time after the expiration date in 7.7 below.
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         7.5 OPTION AGREEMENT.  Each Option grant will be evidenced by an Option
Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

         7.6 OPTION PRICE. The exercise price per Share under an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value of such Share on the date of the relevant Grant Date ("Option Price").

         7.7 DURATION OF OPTIONS. Each Option granted under this Article 7 shall expire on the tenth anniversary date of its grant unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan or the applicable Option Agreement.

         7.8 PAYMENT. Options are exercisable by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Shares to be exercised, accompanied by full payment for the Shares. The Option Price is payable:

                  (a) in cash or its equivalent;

                  (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or

                  (c) by a combination of (a) and (b).

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall cause to be delivered to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

         7.9 RESTRICTIONS ON SHARE TRANSFERABILITY. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         7.10 TERMINATION OF SERVICE ON BOARD. If a Participant's service on the Board is terminated for any reason, and a portion of the Participant's Award is not fully vested or exercisable as of that date, the portion of the Participant's Award that is exercisable and fully vested will remain fully vested and exercisable. The portion of the Award that is not fully vested and exercisable shall continue to vest in accordance with the schedule set forth in
Section 7.4 and will become exerciseable at the time described in Section 7.4.

         To the extent an Option is exerciseable as of the date of termination of service on the Board, or becomes exerciseable thereafter, it will remain exerciseable at any time prior to its expiration date by the Participant or such other person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the
Participant's rights under the Option by will or by the laws of descent and distribution.
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         7.11  NONTRANSFERABILITY  OF OPTIONS.  Except as  otherwise  allowed by uniform rules adopted by the Board or the Committee, no Option granted under this Article 7 shall be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 8. CHANGE OF CONTROL

         8.1 EFFECT OF CHANGE OF CONTROL ON RESTRICTED STOCK. In the event of a Change of Control of the Company, all Restricted Stock granted under the Plan that is still outstanding and not yet vested or still subject to a Period of Restriction, shall become immediately 100% vested in each Participant and the Period of Restriction shall immediately expire, as of the first date that the definition of Change of Control has been fulfilled.

         8.2 EFFECT OF CHANGE OF CONTROL ON OPTIONS. In the event of a Change of Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested and exerciseable, shall become immediately 100% vested in each Participant and exerciseable, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Option. All Options that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Option

               ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

         9.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Committee may terminate, amend, or modify the Plan at any time and from time to time. However, the Committee may not amend, modify, or terminate the Plan without stockholder approval if stockholder approval is required under applicable law or by any national securities exchange or system on which the Shares are then listed or reported.

         9.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

                            ARTICLE 10. MISCELLANEOUS

         10.1 INDEMNIFICATION. Each individual who is or was a member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or By-Laws,
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as a matter of law,  or  otherwise,  or any power that the  Company  may have to indemnify them or hold them harmless.

         10.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         10.3 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         10.4 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

         10.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.
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